Exhibit 1

SAIF Partners IV L.P.

c/o M&C Corporate Services Limited

PO Box 309 GT

Ugland House, South Church Street,

George Town, Grand Cayman,

Cayman Islands

VIA FEDEX AND ELECTRONIC MAIL

March 18, 2025	URGENT

Board of Directors

Sinovac Biotech Ltd.

No. 39 Shangdi Xi Road

Haidian District, Beijing 100085

People’s Republic of China

Email: ir@sinovac.com

c/o APN Corporate and Management Services Limited

Unit #4 Bryson’s Complex

Friar’s Hill Road

P.O. Box 787

St. John’s, Antigua

With copies to:	Dr. Chiang Li
Mr. Yuk Lam Lo
Dr. David Guowei Wang
Mr. Pengfei Li
Mr. Jianzeng Cao
Mr. Shan Fu
Mr. Weidong Yin, Chief Executive Officer

Re: NOTICE OF REQUISITION OF SPECIAL SHAREHOLDERS’ MEETING

Dear Board of Directors:

The undersigned, being the holders of approximately 15.00% of the issued and outstanding shares of Sinovac Biotech Ltd. (the “Company”) herewith requisition that a special shareholders’ meeting (the “Special Shareholders’ Meeting”) be held pursuant to Section 7.3 of the Company’s By-Laws (as amended on March 21, 2006 and July 14, 2011, the “By-Laws”) and Section 120 of the International Business Companies Act, Cap. 222 (the “Act”).

We request the following resolutions be adopted at the Special Shareholders’ Meeting, for the purposes of:

1.	Removing each of David Guowei Wang, Pengfei Li, and Jianzeng Cao as a director from the board of directors of the Company (the “Board”), as well as any other person or persons elected or appointed to the Board without shareholders’ approval after February 8, 2025 and up to and including the date of the Special Shareholders’ Meeting (other than any Nominee set forth below), effective immediately.

2.	Electing each of Simon Anderson, Shan Fu, Shuge Jiao, Chiang Li, Yuk Lam Lo, Yumin Qiu, Yu Wang, Rui-Ping Xiao, Andrew Y Yan, and Weidong Yin (each a “Nominee” and collectively, the “Nominees”) as a director to the Board, effective immediately. The Nominees are listed alphabetically by last name. Information of the Nominees as of the date hereof is set forth in Appendix A attached hereto.

Sinovac Biotech Ltd. – Notice of Requisition of Special Shareholders’ Meeting

SAIF Partners IV L.P.

c/o M&C Corporate Services Limited

PO Box 309 GT

Ugland House, South Church Street,

George Town, Grand Cayman,

Cayman Islands

Pursuant to Section 120 (3) and (4) of the Act, the Board has 21 days from the date of receipt of this requisition by the Board to call the Special Shareholders’ Meeting, and we propose that the Special Shareholders’ Meeting be held no later than April 29, 2025 between 9:00am to 10:00am GMT +8 at the Company’s offices and at the corresponding time in Antigua at Unit #4 Bryson’s Complex, Friar’s Hill Road, St. John’s, Antigua, and via virtual online meeting to allow the Company’s shareholders to participate and vote remotely.

Please note that if the Board fails to call such meeting within 21 days from date of receipt of this requisition by the Board, we, as the requisitionist, reserve our rights to call such meeting in accordance with the Act and the By-Laws.

We look forward to receiving a notice of Special Shareholders’ Meeting as soon as possible.

* * * * *

Please direct any questions regarding this requisition to Ruomu Li at rrli@cooley.com, Wenlan Geng at wgeng@cooley.com, and/or Zixiang Liu at zliu@cooley.com.

[Signature Page Follows]

Sinovac Biotech Ltd. – Notice of Requisition of Special Shareholders’ Meeting

SAIF Partners IV L.P.

c/o M&C Corporate Services Limited

PO Box 309 GT

Ugland House, South Church Street,

George Town, Grand Cayman,

Cayman Islands

Yours sincerely,

SAIF Partners IV L.P.

By: SAIF IV GP, L.P.

By: SAIF IV GP Capital Ltd., its general partner

By:
Name: Andrew Y Yan
Title: Authorized Signatory

Address: c/o Suite 1102, Five Pacific Place, 28 Hennessy Road, Wanchai, Hong Kong

E-mail: *****; *****

Sinovac Biotech Ltd. – Notice of Requisition of Special Shareholders’ Meeting

Signature Page

SAIF Partners IV L.P.

c/o M&C Corporate Services Limited

PO Box 309 GT

Ugland House, South Church Street,

George Town, Grand Cayman,

Cayman Islands

Appendix A

Information of Nominees

Mr. Simon Anderson has served as an independent director of the board of directors (the “Board”) of Sinovac Biotech Ltd. (the “Company”) from July 2004 to February 2025. During such period, he served as the chairman of the Board’s audit committee and a member of the Board’s compensation committee and corporate governance and nominating committee. Mr. Anderson advises companies listed on North American stock exchanges and private businesses in the areas of regulatory compliance, exchange listings and financial operations. He is a member of the Chartered Professional Accountants of British Columbia, having qualified as a Chartered Accountant in 1986. Mr. Anderson serves as a director of IBC Advanced Alloys Corp., which manufactures and processes alloys at its U.S. plants.

Mr. Shan Fu is a Managing Partner, the co-chief executive officer of Vivo Capital, and the chief executive officer of Asia Pacific of Vivo Capital. Before joining Vivo Capital, Mr. Fu worked for Blackstone as a Senior Managing Director in the Private Equity group and the Chief Representative of Blackstone’s Beijing Office. Mr. Fu also worked in the Department of Foreign Investment in China’s National Development and Reform Commission (NDRC), the State Economic and Trade Commission of China, the Office of Economic and Trade in State Council of China, and the Office of Production in State Council of China. Currently, Mr. Fu serves on the board of directors of several public and private healthcare companies, including as the chairman of TOT BIOPHARM International Company Limited (HKEX: 1875) and Chongqing Evaheart Medical Equipment Co., Ltd. (重庆永仁心医疗器械有限公司), and as a director of Lepu Scientech Medical Technology (Shanghai) Co., Ltd. (HKEX: 2291) and Caidya. Mr. Fu was appointed as a member of the Board in 2018. Mr. Fu received a Bachelor’s and Master’s Degree in History from Peking University.

Mr. Shuge Jiao is a Partner of CDH Investment.

Mr. Yumin Qiu is a Partner of Advantech Capital.

Mr. Yu Wang is currently the chairman of the Chinese Foundation for Hepatitis Prevention and Control. Mr. Wang has a professional background in viral molecular biology and immunology, and has been engaged in research on hepatitis viruses and related diseases. Previously, Mr. Wang served as the Director of the Institute of Hepatology of Beijing Medical University, the Vice President of Beijing Medical University, the Deputy Director of the China National Center for Biotechnology Development, and the Deputy Director of the Department of Rural and Social Development of the Ministry of Science and Technology. From 2004 to 2017, he served as the Director General of the Chinese Center for Disease Control and Prevention. Mr. Wang is currently an executive director of the Chinese Medical Association, a member of the Expert Advisory Committee of the National Immunization Program, and a member of the World Health Organization’s Western Pacific Region Polio Eradication Certification Committee. Mr. Wang received his M.D. from Beijing Medical University and Ph.D. from Japan Jichi Medical University.

Sinovac Biotech Ltd. – Notice of Requisition of Special Shareholders’ Meeting

Appendix A

SAIF Partners IV L.P.

c/o M&C Corporate Services Limited

PO Box 309 GT

Ugland House, South Church Street,

George Town, Grand Cayman,

Cayman Islands

Dr. Rui-Ping Xiao has served as a Chair Professor and the Dean of the College of Future Technology at Peking University since 2020. Currently, Dr. Xiao also serves as a Council Member of the International Society of Heart Research and an Associate Editor of the New England Journal of Medicine. From 2010 to 2020, Dr. Xiao served as a Chair Professor and the Director of the Institute of Molecular Medicine at Peking University. Prior to joining Peking University, Dr. Xiao spent more than 20 years at National Institute on Aging (NIA), NIH, in the United States, from a postdoctoral fellow to a tenured Senior Investigator and the Chief of the Laboratory of Receptor Signaling at NIA, NIH. Beside the professional achievements, Dr. Xiao has received recognition from prominent national and international societies, including being appointed as a distinguished professor under the Yangtze River Scholars Program by the Ministry of Education of China and being awarded the National Science Fund for Distinguished Young Scholars. Professor Xiao is a member of the Academic Advisory Committee of the Chinese Academy of Medical Sciences, a Council Member of the International Society of Cardiology, as well as a Fellow of both the American Society for Clinical Investigation (ASCI) and the International Society of Cardiology. Dr. Xiao’s research has been focused on aging-related diseases, with a major emphasis on a translational approach to take bench discoveries into clinically relevant situations. Dr. Xiao has published more than 170 papers in prestigious academic journals such as Nature, Nature Medicine, Nature Metabolism, Nature Cell Biology, Cell, and Cell Metabolism. Dr. Xiao received her M.D. from Tong-Ji Medical University, China, and Ph.D. from University of Maryland, USA.

Mr. Andrew Y. Yan is the Founding Managing Partner of SAIF Partners, a multi-billion-dollar venture capital fund in China. Currently, Mr. Yan is also a Vice President and Director of the Asset Management Association of China and a Trustee of Peking University Endowment and a Director of its Investment Committee. Prior to founding SAIF Partners in 2001, he served as the Managing Director and Head of the Hong Kong office of AIG Asian Infrastructure Funds from 1994 until 2001. From 1989 to 1994, Mr. Yan worked in the World Bank, the Hudson Institute and Sprint International Corporation as an Economist, Research Fellow and the Director for Asia respectively in Washington, DC. Throughout his career, Mr. Yan has obtained numerous venture capitalist prizes and awards, including the “Top 10 Venture Capitalists in China” by Zero2IPO Group and ChinaVenture from 2018 to 2020, “The Best Venture Capitalist” by the China Venture Capital Association (中国风险投资协会) in 2004 and 2007, the “Fifty Finest Private Equity Investors in the World” by the Private Equity International in 2007, “No. 1 Venture Capitalist of the Year” by Forbes (China) in 2008 and 2009, the “Venture Capital Professional of the Year” by Asia Venture Capital Journal in 2009, the “Outstanding Contribution for China’s Equity Investment Market for 20 Years Award” in 2020, the “Investor Award for Special Contributions to the China Domestic Market” in 2022 and the “Investor in China’s Advanced Manufacturing Field Award” in 2023. Mr. Yan received his bachelor’s degree in engineering from Nanjing Aeronautic Institute in 1982 and studied in the Master Program in Department of Sociology of Peking University from 1984 to 1986. He received a Master of Arts’ degree from Princeton University in International Political Economy in 1989. Mr. Yan also studied advanced finance & accounting courses at the Wharton Business School in 1995. Currently, Mr. Yan serves as an Independent Director of Guoyuan Securities Company Limited (SHE: 000728), Qifu Technology, Inc. (NASDAQ: QFIN and HKEX:3660) and ATA Inc. (NASDAQ：AACG). Mr. Yan is also an Independent Non-executive Director of PetroChina Company Limited (SHA: 601857 and HKEX: 0857) and East Buy Holding Limited (HKG:1797).

Sinovac Biotech Ltd. – Notice of Requisition of Special Shareholders’ Meeting

Appendix A

SAIF Partners IV L.P.

c/o M&C Corporate Services Limited

PO Box 309 GT

Ugland House, South Church Street,

George Town, Grand Cayman,

Cayman Islands

Mr. Weidong Yin has served as the president, chief executive officer and secretary of the Company since September 2003. He also served as chairman of the Board from September 2003 to February 2025. He is the founder of the Company. Mr. Yin has been dedicated to hepatitis research for over 20 years and was instrumental in the development of Healive, the first flagship product of the Company. In addition, Mr. Yin has been appointed as the principal investigator by the Chinese Ministry of Science and Technology for many key governmental R&D programs such as Inactivated Hepatitis A Vaccine R&D, Inactivated SARS Vaccine R&D and New Human Influenza Vaccine (H5N1) R&D. More importantly, Mr. Yin played a vital role in leading the Sinovac team to develop the Covid-19 vaccine in 2020 and establishing more than 2 billion doses of capacity in a very short period of time, making it possible for the Company to finally supply approximately 2.9 billion doses to over 60 countries in the world and become the largest Chinese provider of the Covid-19 vaccine product to the world. In China, the Company supplied more than half of the volume of Covid-19 vaccine from 2021 to 2023 among all Chinese manufactures. He previously worked as a medical doctor in infectious disease at the China Center for Disease Control and Prevention, Tangshan City, Hebei province. He obtained his MBA from the National University of Singapore.

Sinovac Biotech Ltd. – Notice of Requisition of Special Shareholders’ Meeting

Appendix A